CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

July 7, 2005

Date of Report

(Date of Earliest Event Reported)

360 GLOBAL WINE COMPANY

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kirkland ranch Road,

Napa, California 94558

(Address of principal executive offices (zip code))

(707) 254-9100

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1 – Registrant’s business and Operations

Section 2 – Financial Information

Section 5 – Corporate Governance and Management

Item 1.01: Entry into a Material Definitive Agreement

Item 2.01: Completion of Acquisition or Disposition of Assets

Item 5.01: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 7, 2005, we entered into a Security and Purchase Agreement with Laurus Master Fund, Ltd., a Cayman Islands company ..  Pursuant to the Security and Purchase Agreement, we will issue to Laurus (i) a three-year Term Note in the aggregate principal amount of $34,500,000; and (ii) a three-year Revolving Note equal to up to $3,000,000, which we will be able to draw upon based available accounts receivable.   After the initial drawing, we are required to maintain a minimum outstanding balance of $500,000 under the Revolving Note which will be evidenced by a  Convertible Minimum Borrowing Notes .  If this Minimum Borrowing Note is converted into our common stock, a new Minimum Borrowing Note will be issued.   In consideration for the investment made by Laurus, we granted Laurus a five-year Common Stock Purchase Warrant to purchase up to 25,000,000 shares of our common stock at an exercise price of $0. 31 per share.  As further consideration for providing the financing described above, we have granted Laurus an Option to purchase up to 16,492,436 shares of our Common Stock at an exercise price of $0.001 per share and 4,193,329 shares of our restricted common stock.  In conjunction with the Security and Purchase Agreement, we also entered into a Registration Rights Agreement to register the Common Stock underlying the Term Note, Minimum Borrowing Notes, Option and Warrant at the times specified in the Registration Agreement.

We intend to use the proceeds of the Notes as follows: (i)to repay in full and terminate our senior credit facility with Silicon Valley Bank, (ii) to repay in full and terminate our promissory note with Marks Paneth and Shron, (iii) to acquire certain properties located in Texas and California and (iv) for general working capital purposes only. .

To secure repayment of the Notes to Laurus, we granted a continuing security interest in and lien upon the following collateral: all of our and our subsidiary’s property and assets, whether real or personal, tangible or intangible , other than o ur 50% membership interest in Kirkland Knightsbridge LLC, a California limited liability company and the “current assets” of Kirkland, to Laurus until such time as the Notes are repaid in full.  This security agreement is cross-collateralized by a Guaranty Agreement entered into by our subsidiaries and a Stock Pledge Agreement covering all capital stock of our subsidiaries, as well.     We, and our wholly-owned subsidiary 360 Viansa, LLC (see Acquisition of Viansa below), also entered into a Lien Subordination Agreement with Laurus and Gryphon Master Fund, L.P.     To induce Gryphon to enter into the Subordination Agreement, Mr. Jake Shapiro (CEO) transferred 3,000,000 of his personally held Company shares of common stock to Gryphon.  Pursuant to the Subordination Agreement, Laurus has a first-priority senior security interest in the previously stated collateral, which in no event, shall include our 50% membership interest in Kirkland Knightsbridge LLC, a California limited liability company and the “current assets” of Kirkland, over which Gryphon retains a first priority security interest.   Gryphon subordinated all of its other security interests in our Company to Laurus, but we have agreed, with Laurus’ consent, to grant Gryphon a ‘silent’ second position security interest in all of the assets of 360 Viansa and the Texas Property (see Acquisition of Texas Property below), including a second lien mortgage on all 360 Viansa and Texas Property winery property, now owned or hereafter acquired .  In consideration of our preexisting indebtedness to Gryphon, at Closing and on our behalf,

Laurus will wire transfer the following funds directly to Gryphon: (i) the entire outstanding balance of Gryphon’s $700,000 Promissory Note issued by us on September 24, 2004, plus all accrued but unpaid interest thereon (which is currently $732,900, including accrued interest through July 7, 2005); and (ii) interest in the amount of $206,250 due on July 1, 2005 pursuant to Gryphon’s $5.5 million 7.5% Senior Secured Convertible Note Due 2006 issued by us on April 21, 2004.  We shall also pay Gryphon $500,000 as principal payment of the 7.5% Senior Secured Note.  The conversion price of the Note and exercise price of Gryphon’s Warrant dated April 21, 2004 shall also be reduced to $0.31 and $0.25, respectively.

During the term of the Security and Purchase Agreement and so long as any of the Loans are outstanding , Laurus maintains a right of first refusal to provide any additional financing issued by us and/or our Subsidiaries.

Laurus may terminate the Security and Purchase Agreement upon the occurrence of an Event of Default and as a result a default payment would accrue ..

The Secured Convertible Term Note

The Term Loan will be issued on the Closing Date and amortization payments of principal shall be payable monthly commencing on November 1, 2005 and on the first day of each month thereafter, subject to acceleration upon the occurrence of an Event of Default or termination of the Agreement. The Maturity Date of the Loans is July 7 , 2008.  The Monthly Amount to be paid to Laurus includes amortization payments of the aggregate principal amount of the Term Loan, any accrued but unpaid interest on that portion of the principal plus any and all other unpaid amounts then owing under the Loans.

The Monthly Amount may be paid in cash or may be converted into shares of common stock.  If paid in cash, then we shall pay an amount equal to 103% of the Monthly Amount due and owing on that date.  If the following conditions are met, we must pay the Monthly Amount in shares of common stock: (i) the average closing price of our common stock for the five (5) trading days immediately preceding the current Due Date shall be greater than or equal to 120% of the Fixed Conversion Price, which initially is $0. 25 and is subject to adjustment for stock splits, reorganizations and other extraordinary events, and (ii) the amount of such conversion does not exceed twenty five percent (25%) of the aggregate dollar trading volume of our common stock for the period of twenty-two (22) trading days immediately preceding such due date.  The number of shares of common stock to be so issued shall be the quotient of (i) the portion of the Monthly Amount converted into shares of common stock divided by (ii) the then applicable Fixed Conversion Price.

The interest on the Loans accrue per annum at a Contract Rate equal to the “prime rate” published in The Wall Street Journal, plus two percent (2.0%).  However, if we have registered the shares of the Common Stock underlying the conversion of the Notes, Warrants and Options and the market price of our Common Stock for the five (5) trading days immediately preceding a Determination Date exceeds the then applicable Fixed Conversion Price by at least twenty-five percent (25%), the Contract Rate for the succeeding calendar month shall automatically be reduced by two percent (2%).  However, the Contract Rate shall not at any time be less than zero percent (0%).  Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on July 1, 2005 through and including the Maturity Date.  Following the occurrence and during the continuance of an Event of Default, we will pay additional interest of 2% per month.

We may prepay the Term Note by paying 128% of the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to Laurus arising under the Notes or the Security and Purchase Agreement.   No early payment fees will be due during the last 6 months of the term of the Security and Purchase Agreement.

Laurus has the option to convert all or any portion of the issued and outstanding Principal Amount of the Term Note or accrued interest and fees due and payable into shares of common stock at the Fixed Conversion Price set forth therein ..  If the shares of common stock issuable to Laurus upon conversion of the Loans are not delivered timely, then we shall pay $500.00 per day for each day that the shares are not delivered to Laurus.

Following the occurrence and during the continuance of an Event of Default, additional interest of 2% per month will accrue on the Loans.  Additionally, Laurus may demand repayment in full of all obligations and liabilities under the Loans or the Security Agreement and may elect, to require us to make a Default Payment.  The Default Payment shall be 128% of the outstanding principal amount of the Loans, plus accrued but unpaid interest, all other fees then remaining unpaid, and all other amounts payable to Laurus.

The Revolving Loan and Minimum Borrowing Note

The Revolving Loans will not, in the aggregate at any time outstanding, exceed the lesser of (x) (I) the Capital Availability Amount ($3,000,000) minus (II) such reserves as Laurus may reasonably in its good faith judgment deem proper and necessary from time to time and (y) the Formula Amount (which is equal to (I) the Accounts Availability minus (II) the Reserves ) ..   After the initial drawing, we are expected to maintain a minimum outstanding balance of $500,000 under the Revolving Note (subject to the foregoing) which will be evidenced by a Convertible Minimum Borrowing Note.  If this Minimum Borrowing Note is converted into equity, a new Minimum Borrowing Note will be issued.

We are required to file a registration statement with the Securities and Exchange Commission to register shares of our Common Stock for issuance to Laurus upon conversion of the Notes, exercise of the Warrants and exercise of the Options.  Subject to certain restrictions , Laurus can convert principal outstanding amounts under the Minimum Borrowing Amount and Secured Convertible Term Note into common stock at the Fixed Conversion Price, which initially is $0. 25 and is subject to adjustment for stock splits, reorganizations and other extraordinary events.

Acquisition of Viansa

On June 24, 2005 we filed an 8-K disclosing the probable purchase of Viansa Winery.  With the Laurus financing described above, we were able to close the acquisition and complete the purchase of the Winery.   360 Viansa LLC, our wholly owned subsidiary, is the owner of the Winery.   All of the anticipated terms of the purchase agreement, as disclosed in the 8-K were accepted.

360 Viansa, as Trustor also entered into a Deed of Trust with Laurus and First American Title Company, as Trustee granting Laurus all of the estate, title and interest to the property on which the Winery is located.

Appointment of President

We appointed former Viansa Chief Executive Officer, Jon Sebastiani as President of 360 Global Wine Company.  Mr. Sebastiani will replace Mr. Shapiro who has been acting as our President since the beginning of June 2005.  Mr. Shapiro maintains his position as our Chief Executive Officer.

Mr. Sebastiani has over 12 years of experience in the wine business.  He was President and Director of Operations of the Viansa Winery from 1992-2004, where he played a key role in establishing Viansa as the most successful wine club and catalog business in California’s “wine country” by effective use of database marketing through targeted direct mail and CRM technology.  In those positions, he increased the company’s revenues over $40 million within 10 years and restructured Viansa’s marketing direction, eliminated the traditional distribution tiers and strategically repositioned the company as a direct-to-consumer organization.  Mr. Sebastiani was also the President, Founder and Owner of Lo Spuntino from 1995-2000 during which he pioneered the direct-to-consumer sale of wines via the Internet and initiated features that enabled visitors to make wine purchases and book special events online.  Mr. Sebastiani founded Lo Spuntino, a registered national retailer, to respond to new laws restricting the legal distribution of wine across state lines.  He was also Managing Director of wine.com in 2003.  Through these positions, Mr. Sebastiani developed and implemented tools to manage cash flow effectively and learned how to eliminate accounts receivable issues by using a direct-to-consumer business model and a credit-card-based fulfillment system.  Mr. Sebastiani has managed to achieve flat-to-moderate business growth during a two-year period of severe economic decline.  Additionally, Mr. Sebastiani is the Co-founder of Wine Brats, a national nonprofit organization, as a promotional vehicle to bring dynamic marketing elements to selling wine. He secured partnerships with Sony, Elle Magazine, Food & Wine Magazine and other companies to generate nearly $2 million in annual funding.  Mr. Sebastiani has built Wine Brats to over 55 chapters nationwide and approximately 100,000 members and has obtained features in television, radio and multiple publications, such as Forbes, People, Entrepreneur, Elle and numerous newspapers, including the front page of the Chicago Sun-Times. Mr. Sebastiani obtained his Bachelors of Science in Economics from the Santa Clara University, Santa Clara, CA, in 1992.

On June 29, 2005, we entered into an employment agreement with Mr. Sebastiani.  The Board of Directors may terminate his employment at any time with or without cause.  In consideration for his services, Mr. Sebastiani shall receive a base salary of $250,000.00 per annum, payable in equal monthly installments.  As a signing bonus and inducement to join our Company, we will give Mr. Sebastiani 50,000 shares of common stock ($0.001 par value) and a five-year warrant to purchase 500,000 shares of common stock, exercisable at $5.00 per share.  The warrant vests quarterly on a pro rata basis throughout the year at the rate of 100,000 shares annually.  Mr. Sebastiani is also entitled to a bonus plan to be mutually agreed upon between himself and the Board of Directors.  He is also entitled to participate in and receive benefits under any employee benefit plan, fringe benefit plan, retirement or pension plan, incentive savings plan, stock option and appreciation rights plan, or any other incentive compensation plan we institute and maintain.  If we terminate Mr. Sebastiani’s employment, we shall pay him his Accrued but Unpaid Compensation equaling (i) his earned but unpaid Base Salary and any unpaid vacation through the date of termination and (ii) his earned but unpaid Bonus Plan monies and the benefits, if any, to which he is entitled as a former full time employee under the Corporation's employee plans and programs and compensation plans and programs as described above.  All compensation and benefits shall cease on and as of the date of any such termination. If we terminate Mr. Sebastiani’s employment for cause, then all compensation and benefits shall cease on such termination date and he shall only receive his Accrued but Unpaid Compensation.  If we terminated his employment without cause, he will receive his Accrued but Unpaid Compensation and be paid a severance payment equal to five months of his Base Salary in effect on the date prior to his termination without cause.

Acquisition of the Texas Property

On June 27, 2005, the Company purchased approximately 136 acres in Burnet, Texas from Charles Trios, Trustee for Wynthrop Barrington, Inc.  The property, located in the heart of Texas wine country near the LBJ resort communities of Horseshoe Bay and Marble Falls, currently includes approximately 130,000 square feet of office, warehouse and mixed used space.   This includes one granite and block office building, five warehouse style buildings and several smaller mixed used buildings.  The property recently appraised for approximately $ 6,000,000 ..  The acquisition also includes approximately $9,000,000 of finished and unfinished granite products.  The Company is investigating improving the Texas Property by developing a commercial winery, and vineyard in combination with a future residential development.   A portion of this development will be funded from the proceeds of the sale of finished and unfinished granite product. Pursuant to the Securities and Purchase Agreement, we must apply no less than 50% of the gross sale proceeds of sales of granite to repay the Loans immediately upon receipt of such gross proceeds.

The total purchase price for the property is $12,500,000, $2,500,000 of which shall be paid in cash on the closing and $10,000,000 of which shall be given in the form of a three-year Secured Convertible Term Note to Wynthrop Barrington, Inc.   Interest on the Note shall be 7% annually; with $350,000 paid monthly in advance at the rate of $29,667 and the balance of the annual amount accruing at the stated rate.  The Note may be converted into shares of common stock.  The number of such shares to be issued shall be the number determined by dividing (i) the portion of the amount to be converted by (ii) the then applicable Fixed Conversion Price, which initially is $0.33 and is subject to adjustment for stock splits, reorganizations and other extraordinary events.  We agreed to register all of the shares of common stock underlying the Wynthrop Note.  We may prepay the Wynthrop Note under the same terms and conditions as set forth above for the Laurus Secured Convertible Term Note.

Longview Loans

  We have received a conditional wavier of the default previously existing Note Purchase Agreement and each of the three Convertible Promissory Notes from Longview Fund, LP, Longview Equity Fund, LP and Longview International Equity Fund, LP.  We currently owe the aggregate principal amount of $517,072.99, plus account interest of $46,536.57 through June 30, 2005 plus an additional penalty amount of $50,000, which interest and penalty is being capitalized, for a total of $613,609.56. The waiver, which we agreed to avoid a lawsuit, is set forth in an Amendment to the Note Purchase Agreement and Notes.  As a fee for entering into the Amendment and causing its revisions to the Note Purchase Agreement and Notes, $20,000 will be added to the outstanding principal amount of the Notes so that the aggregate outstanding principal amount of the Notes is $633,609.56.  Pursuant to the Amendment, the Maturity Date of the Notes is extended to August 1, 2005 and the outstanding principal amounts of the three Notes $250,000, $200,000 and $50,000, was increased to $316,804.78, $253,443.82, and $63,360.96, respectively.  Upon the earlier of (i) August 1, 2005 and (ii) the closing of the financing with Laurus, we will pay $100,000 against the amounts owing under the Notes.  Thereafter, we will negotiate a mutually agreeable repayment schedule for all amounts remaining under the Notes.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(a) No financial statements are filed herewith.   The Registrant intends to file financial statements regarding the acquisitions discussed herein by amendment hereto not later than 60 days herefrom.

(c) Exhibits

Exhibit No.

Description

10.1	Security and Purchase Agreement dated July 7 , 2005 by and among LAURUS MASTER FUND, LTD., 360 GLOBAL WINE COMPANY, and 360 Viansa, LLC
10.2	Form of Secured Convertible Term Note
10.3	Form of Secured Revolving Note
10.4	Form of Secured Convertible Minimum Borrowing Note
10.5	Escrow Agreement dated July 7, 2005
10.6	Form of Option dated July 7, 2005
10.7	Registration Rights Agreement dated July 7, 2005, by and between 360 Global Wine Company and Laurus Master Fund, Ltd.
10.8	Form of Common Stock Purchase Warrant dated July 7, 2005
10.9	Subsidiary Guarantee dated July 7, 2005
10.10	Stock Pledge Agreement dated July 7, 2005, among Laurus Master Fund, Ltd., 360 Global Wine Company, and each of the other undersigned parties
10.11	Lien Subordination Agreement between Gryphon Master Fund, L.P., Laurus Master Fund, Ltd., 360 Global Wine Company and 360 Viansa LLC
10.12	Master Security Agreement
10. 13	Real Estate Sales Contract between Charles Trios, Trustee and 360 Global Wine Company
10. 14	Secured Convertible Term Note for Wynthrop Barrington, Inc.
10. 15	Asset Purchase Agreement by and among Viansa Winery, La Fontana di Viansa, LLC and 360 Viansa LLC, a Nevada limited liability company, dated June 21, 2005.
10.16	Deed Of Trust, Assignment Of Rents, Security Agreement And Fixture Filing, Viansa Property
10.17	Deed Of Trust, Security Agreement And Fixture Filing, Texas Property
10.18	Jon Sebastiani’s Employment Agreement
10.19	Fifth Amendment Agreement between 360 Global Wine Company, Longview Fund, LP, Longview Equity Fund, LP and Longview International Equity Fund, LP.
10.20	Gryphon Side Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

360 Global Wine Company
By: /s/ Joel Shapiro Joel Shapiro